Exhibit 13.1

Jukebox Hits Volume 1 LLC

“Testing the Waters” Materials

Example 1 (Email Campaign)

Example 2 (Email Campaign)

Example 3 (Website Asset Page)

Example 4 (Social Media)

POST COPY:

Many of you may have been asking yourself this question and we are glad you did! Here are some of your top questions answered. Still curious? Drop your questions below or head over to our FAQ page jkbx.com/education/faq. Link in bio!

Full disclosure: jkbx.com/full-disclosure


ONEREPUBLIC

Counting Stars

$30.00

Listing Price

Rights Type
Composition - Songwriter

Songwriter
Ryan Tedder

Income Sources
Other, Sync, Mechanical, Public Performance

Reservation

Shares	0
Listing Price (USD)	$30.00
Total	**$0.00**

Review Reservation

Please Sign In or Create Account to proceed with your reservation.

Reserve Shares

Key Statistics

Total Offering Size
$6.3M

Royalty Shares Offered
209,225

Trailing Royalty Share Yield
4.17%

Income

Average Revenue of Royalty Shares Offered
$221,168.00

Written By

Ryan Tedder
Songwriter



Recorded By

OneRepublic
Recording Artist



Streaming Statistics

Sign up for free to see additional data

Create Account

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Details

Listing ID
#JKBX_HITS_VOL1_00027

Release Date 2013	Region Worldwide
Term Life of Copyright	Rights Type Composition - Songwriter
ISWC T-909.860.014-7	IIO Coda
Genre POP	

View More Listings

View All


ONEREPUBLICWAKINGUP


ONEREPUBLICWAKINGUP

← 4 of 24 →

Disclaimer: Jukebox Hits Vol. 1 LLC is "testing the waters" with (soliciting interest from) potential investors pursuant to Regulation A under the Securities Act of 1933. Any indication of interest (i.e., "reservation") provided by you involves no obligation or commitment of any kind and may be withdrawn or revoked without obligation or commitment at any time. No money or other consideration is hereby being solicited, and will not be accepted before you have been provided with the applicable offering document. No offer to buy any securities can be accepted until the offering statement more fully describing this offering is provided to you, qualified, and notice of its acceptance is given after such qualification date. Joining the JKBX platform neither constitutes an indication of interest in any securities offering nor involves any obligation or commitment of any kind. JHV1's offering circular can be found at Offering Circular.

FAQ

What is JKBX ["Jukebox"]?

What kinds of income and royalties are generated by music?

What are Royalty Shares?

PRODUCT	EDUCATION	COMPANY	SOCIAL
Explore Listings	FAQ	About Us	Instagram
All Listings	Help Center	How It Works	TikTok
	Security Center	Team	Twitter
		Press	Facebook
			LinkedIn

Legal Disclaimer

Jukebox Technology LLC ("JKBX") operates a website at JKBX.com and certain mobile apps (the "Platform"). By using the Platform, you accept our Terms Of Service and Privacy Notice. Neither Jukebox nor any of its affiliates provide investment, tax, or legal advice and do not represent in any manner that the outcomes described on the Platform will result in any particular investment, tax, or legal consequence. Prospective investors should confer with their personal advisors regarding the investment, tax, or legal consequences based on their particular circumstances. Neither Jukebox nor any of its affiliates assume

Full Disclosure

Jukebox is not currently and does not intend or plan on conducting any securities offering, including any offering pursuant to Regulation A under the Securities Act of 1933. Rather, Jukebox affiliated entities may sponsor entities that may raise capital pursuant to Regulation A, including by using the services of the Platform. The information provided above does not constitute an offer or a solicitation of interest in any securities offering. Any indication of interest provided in response to any solicitation materials by JKBX-affiliated entities may be withdrawn or revoked, without obligation or commitment of any kind before being accepted following any qualification of an applicable Regulation A offering, and any such offer, solicitation or sale of any securities will be made only by means of an Offering Statement. No money or other consideration is hereby being solicited, and will not be accepted without such potential investor having been provided the applicable offering document. Your personal data will be used in accordance with our Privacy Notice.

Joining the Platform neither constitutes an indication of interest in any securities offering nor involves any obligation or commitment of any kind.

The publicly filed offering circulars of any issuers on the Platform, not all of which may be currently qualified by the Securities and Exchange Commission, may be found at Offering Circular.


ONEREPUBLICWAKINGUP

Sound Recording | Production

Everybody Lov...

$1.07 Price per share

Songwriters: Ryan Tedder, Br...

Recorded By: OneRepublic



Sound Recording | Production

Burn

$1.07 Price per share

Songwriters: Greg Kurstin, N...

Recorded By: Ellie Goulding



Sound Recording | Production

Particular Ta...

$1.07 Price per share

Songwriters: Shawn Mendes, R...

Recorded By: Shawn Mendes


ONEREPUBLIC
OH MY MY

Composition | Songwriter

Let's Hurt To...

$1.17 Price per share

Songwriters: Noel Zancanella...

Recorded By: OneRepublic


B.o.B
STRANGE CLOUDS

Sound Recording | Production

So Good

$1.07 Price per share

Songwriters: Bobby Ray Simmo...

Recorded By: B.o.B

BROWSE ALL SONGS





Royalties

Music Royalties 101 (Part 1)

The JKBX platform will give investors the opportunity to buy Royalty Shares — the right to receive income generated by copyrighted music. Simply put, that means that when the music makes money, so do you. But where is that money coming from and what does that mean for you as an investor?

Frontline vs. Catalog

Investing in Music Royalties: The Age Factor

As an emerging asset class, Royalty Shares may be novel to investors. What factors are worth considering when investing in income generated by music? One basic distinction — whether the music is considered "frontline" or "catalog" — is worth taking the time to understand.

JKBX

Jukebox Technology LLC ("JKBX") Disclaimer

Neither JKBX nor any of its affiliates provide investment, tax, or legal advice and do not represent in any manner that the outcomes described on the Platform will result in any particular investment, tax, or legal consequence. Prospective investors should confer with their personal advisors regarding the investment, tax, or legal consequences based on their particular circumstances. Neither Jukebox nor any of its affiliates


ONEREPUBLIC

Counting Stars

$30.00

Listing Price

Rights Type
Composition - Songwriter

Songwriter
Ryan Tedder

Income Sources
Other, Sync, Mechanical, Public Performance

Reservation

Shares	0
Listing Price (USD)	$30.00
Total	**$0.00**

Review Reservation

Please Sign in or Create Account to proceed with your reservation.

Reserve Shares

Key Statistics

Total Offering Size
$6.3M

Royalty Shares Offered
209,225

Trailing Royalty Share Yield
4.17%

Income

Average Revenue of Royalty Shares Offered
$221,168.00

Written By

Ryan Tedder
Songwriter



Recorded By

OneRepublic
Recording Artist



Streaming Statistics

Sign up for free to see additional data

Create Account

Already have an account? Sign In

Details

Listing ID
#JKBX_HITS_VOL1_00027

Release Date 2013	Region Worldwide
Term Life of Copyright	Rights Type Composition - Songwriter
ISWC T-909.860.014-7	IIO Coda
Genre POP	

View More Listings

View All


ONEREPUBLIC WAKING UP


ONEREPUBLIC WAKING UP

← 4 of 24 →

Disclaimer: Jukebox Hits Vol. 1 LLC is "testing the waters" with (soliciting interest from) potential investors pursuant to Regulation A under the Securities Act of 1933. Any indication of interest (i.e., "reservation") provided by you involves no obligation or commitment of any kind and may be withdrawn or revoked without obligation or commitment at any time. No money or other consideration is hereby being solicited, and will not be accepted before you have been provided with the applicable offering document. No offer to buy any securities can be accepted until the offering statement more fully describing this offering is provided to you, qualified, and notice of its acceptance is given after such qualification date. Joining the JKBX platform neither constitutes an indication of interest in any securities offering nor involves any obligation or commitment of any kind. JHV1's offering circular can be found at Offering Circular.

FAQ

What is JKBX ["Jukebox"]?

JKBX
@We_Are_JKBX

Many of you may have been asking yourselves this question and we are glad you did! 😎 Here are some of your top questions answered. Still curious? Drop your questions below or head over to our FAQ page 📚 jkbx.com/education/faq.

Full disclosure: jkbx.com/full-disclosure


"What the
FAQ
is JKBX?"
0:01 / 0:48

11:56 AM · Sep 22, 2023 · **205** Views


FAQ
First things first – What the FAQ is JKBX?
JKBX (pronounced "Jukebox") unlocks shared value from things people love by offering consumers access to royalties as an asset class.
JKBX is a platform for investing in shares of the income generated from music royalties. If you're an investor looking to diversify your portfolio, that means an alternative asset class that has historically outperformed the S&P 500*. And if you're a music superfan looking for a deeper connection with the music you love, now you can turn your playlist into a passive income stream.

FAQ

Are you taking profits away from artists and creators?

JKBX will pay songwriters and artists through the new Creator Program. That is even if they do not own their rights.

Current Rights Holders may or may not be the artists or songwriters themselves. JKBX believes that the original Creators behind these works should benefit from this new economic activity regardless of whether they are the current Rights Holders. That's why we set up the JKBX Creator Program. Original Creators who opt in will receive payments based on page views of their associated creator pages and listing pages on JKBX.

FAQ

Why am I only able to reserve shares — not buy them?

We're excited about the launch of the JKBX platform and plan to build on our product features in the near future.

1. Right now, you can Reserve* Royalty Shares.
2. If and when Royalty Shares become qualified through the relevant regulatory compliance processes, Royalty Shares will become available for you to purchase.
3. Investors may be able to sell** their Royalty Shares in the future.

*Reservations are a non-binding indication of interest and may be cancelled at any time

**A secondary market does not currently exist and will not exist at the time that Royalty Shares initially become available for purchase. We are working toward creating a secondary market for Royalty Shares, but until such a secondary market exists, you should be prepared to retain your purchased Royalty Shares indefinitely.


FAQ
Is there a minimum investment required to reserve shares?
Nope! No financial commitment is required (or even accepted) in order to reserve shares.


FAQ
How will I know when Royalty Shares are ready to be purchased?
If you have signed up to be on our waitlist or created an account, you will be notified via email if and when Royalty Shares are ready to be purchased.



Still thinking *what the FAQ?*
More answers here
JKBX.com/FAQ
Jukebox Technology LLC ("JKBX") Disclaimer: Neither JKBX nor any of its affiliates provide investment, tax, or legal advice and do not represent in any manner that the outcomes described on the Platform will result in any particular investment, tax, or legal consequence. Prospective investors should confer with their personal advisors regarding the investment, tax, or legal consequences based on their particular circumstances. Neither Jukebox nor any of its affiliates assume responsibility for the investment, tax, or legal consequences for any investor of any investment conducted on the Platform. Joining the JKBX platform neither constitutes an indication of interest in any securities offering nor involves any obligation or commitment of any kind.



Investing —
but with more pop
JKBX
Jukebox Hits Vol. 1 LLC Disclaimer: Jukebox Hits Vol. 1 LLC is "testing the waters" with (soliciting interest from) potential investors pursuant to Regulation A under the Securities Act of 1933. No money or other consideration is being solicited and will not be accepted if sent in response to these materials. Any indication of interest provided by you involves no obligation or commitment of any kind and may be withdrawn or revoked without obligation or commitment at any time. No offer to buy any securities can be accepted until the offering statement more fully describing this offering is provided to you, qualified, and notice of its acceptance is given after such qualification date.

JKBX
@We_Are_JKBX

Many of you may have been asking yourselves this question and we are glad you did! 🤓 Here are some of your top questions answered. Still curious? Drop your questions below or head over to our FAQ page 📚 jkbx.com/education/faq.

Full disclosure: jkbx.com/full-disclosure


"What the
FAQ
is JKBX?"
Glad you asked!
Top FAQs answered
0:01 / 0:48

11:56 AM · Sep 22, 2023 · **204** Views